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[ARLINGTON HOSPITALITY, INC. LOGO]
     ARLINGTON HOSPITALITY, INC.
     2355 South Arlington Heights Road - Suite 400 - Arlington Heights, IL 60005 847-228-5400 Fax: 847-228-5409 www.arlingtonhospitality.com



For Immediate Release
CONTACT:                                            MEDIA CONTACT:
James B. Dale, Chief Financial Officer              Jerry Daly or Carol McCune
847-228-5401 x 361                                  703-435-6293
jimdale@arlingtonhospitality.com                    jerry@dalygray.com


     ARLINGTON HOSPITALITY, INC. ANNOUNCES DECEMBER 2003 OPERATING RESULTS,
                       UPDATED SALES/DEVELOPMENT ACTIVITY

         ARLINGTON HEIGHTS, Ill., January 14, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, today announced December 2003 same-room operating results for the AmeriHost Inn hotels in which the company had an ownership interest. The December 2003 same-room results include 54 AmeriHost Inn hotels which have been open for at least 13 months.

         Same-room revenue per available room (RevPAR) in December 2003 increased 3.0 percent to $24.20, compared to December 2002. Occupancy increased
2.1 percent to 44.2 percent, and average daily rate (ADR) increased 1.0 percent to $54.70.



                                                                One Month          Three Months       Twelve Months
                                                                  Ended               Ended               Ended
                                                                December 31        December 31         December 31
                                                                -----------        -----------         -----------

Occupancy - 2003                                                    44.2%             51.5%                56.7%
Occupancy - 2002                                                    43.3%             51.1%                56.7%
Increase (decrease)                                                  2.1%              0.8%                 0.0%

Average Daily Rate - 2003                                         $54.70            $56.49               $57.15
Average Daily Rate - 2002                                         $54.18            $56.15               $57.25
Increase (decrease)                                                  1.0%              0.6%                (0.2%)

RevPAR - 2003                                                     $24.20            $29.08               $32.40
RevPAR - 2002                                                     $23.47            $28.71               $32.48
Increase (decrease)                                                  3.0%              1.2%                (0.3%)

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Arlington Hospitality
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         According to Smith Travel Research, preliminary results for December
2003 indicate that RevPAR for the midscale without food and beverage segment of the lodging industry will increase between 3 percent and 5 percent, compared to December 2002.

SALES/DEVELOPMENT ACTIVITY

         The company has not sold any hotels since its last sales/development update issued December 19. Currently, the company has four hotels under contract for sale, which are expected to be consummated within the next six months. When the company has hotels under contract for sale, even with nonrefundable cash deposits in certain cases, certain conditions to closing remain, and there can be no assurance that these sales will be consummated as anticipated.

         For more information regarding Arlington's hotels for sale and development opportunities either on a joint venture or turnkey basis, contact Stephen Miller, Senior Vice President - Real Estate and Business Development via email at stevem@arlingtonhospitality.com, or by telephone at (847) 228-5401, ext. 312.

ABOUT ARLINGTON HOSPITALITY

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 103-property mid-market, limited-service hotel brand owned and presently franchised in 22 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 64 properties in 17 states, including 57 AmeriHost Inn hotels, for a total of 4,655 rooms, with additional AmeriHost Inn & Suites hotels under development.

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Arlington Hospitality
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         This press release may contain forward-looking statements.
Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of these factors, see the Company's report on Form 10-Q for the quarter ended September 30, 2003 under the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations-Factors Affecting Future Performance."